UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2010

IMPERIAL RESOURCES, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53332	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Payyappilly House, Thiruthipuram, P.O., Kottapuram Via., 680667 – Ernakulam Dt. Kerala, India	680667
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-91-484-248-6928

Former name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

(a)
On January 19, 2010, the wholly-owned subsidiary of Imperial Resources, Inc., Imperial Oil and Gas, Inc. a Delaware corporation (“Imperial Oil”) and Mara Energy, LLC, a Delaware corporation (“Mara”) entered into a Net Profits Agreement (the “Agreement”) whereby Imperial and Mara agreed to share profits from certain mutually beneficial oil and gas exploration and development opportunities in Canada and the continental United States (the “Prospects”).  Pursuant to the Agreement, Imperial granted Mara an interest in the Prospects by way of a Net Profits Interest.  The Net Profits Interest is an interest in the Prospects that entitles Imperial to receive a monthly amount equal to 50% of the Net Proceeds resulting from the sale of petroleum substances obtained from the Prospects.  GNP Resources Ltd., a company wholly-owned by Imperial’s President and director, Grant Twanow, owns a 20% interest in Mara.  The Agreement is attached to this report as Exhibit 99.1. The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Net Profits Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, INC.

Date: February 1, 2010	By:	/s/ James Payyappilly
James Payyappilly
Chief Executive Officer,
President and Director

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